                                 FIRST AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                       PRUDENTIAL TAX-MANAGED EQUITY FUND



      This First Amendment to the Agreement and Declaration of Trust (the "Declaration") of Prudential Tax-Managed Equity Fund (the "Trust") is being executed as of December 21, 1999, for the purpose of amending Article I of the Declaration of Trust.

      NOW, THEREFORE, the undersigned does hereby direct that the Declaration of Trust be amended as follows:

      1. Section 1 of Article I of the Declaration of Trust is hereby amended by changing the current Section 1 as follows:

      Section1. Name. This Trust shall be known as Prudential Tax-Managed Funds and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

      IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, has duly executed this First Amendment to the Declaration of Trust as of the day and year first above written.

                                                  /s/ Edward D. Beach
                                                  ---------------------------
                                                  Edward D. Beach

                                                  /s/ Delayne Dedrick Gold
                                                  ---------------------------
                                                  Delayne Dedrick Gold

                                                  /s/ Robert F. Gunia
                                                  ---------------------------
                                                  Robert F. Gunia

                                                  /s/ Douglas H. McCorkindale
                                                  ---------------------------
                                                  Douglas H. McCorkindale

                                                  /s/ Thomas T. Mooney
                                                  ---------------------------
                                                  Thomas T. Mooney

                                                  /s/ Stephen P. Munn
                                                  ---------------------------
                                                  Stephen P. Munn

                                                  /s/ David R. Odenath, Jr.
                                                  ---------------------------
                                                  David R. Odenath, Jr.

                                                  /s/ Richard A. Redeker
                                                  ---------------------------
                                                  Richard A. Redeker

                                                  /s/ Robin B. Smith
                                                  ---------------------------
                                                  Robin B. Smith

                                                  /s/ John R. Strangfeld, Jr.
                                                  ---------------------------
                                                  John R. Strangfeld, Jr.

                                                  /s/ Louis A. Weil, III
                                                  ---------------------------
                                                  Louis A. Weil, III

                                                  /s/ Clay T. Whitehead
                                                  ---------------------------
                                                  Clay T. Whitehead